Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Inc. Announces Initial Results of Tender Offer and Consent

Solicitation For Its

7.875% Senior Notes due 2019

PITTSBURGH, January 20, 2017 – Koppers Inc., a wholly-owned subsidiary of Koppers Holdings Inc. (NYSE: KOP), announced today the initial results for its previously announced tender offer and related consent solicitation commenced on January 5, 2017 for any and all of its 7.875% Senior Notes due 2019. An aggregate of $292,427,000 principal amount of Notes, representing approximately 97.5% of the Notes outstanding (the “Tendered Notes”), had been tendered as of 5:00 p.m., New York City time, on January 19, 2017. Accordingly, the requisite consents to approve the proposed amendments to the Indenture governing the Senior Notes have been obtained. The anticipated early settlement date of the tender offer and consent solicitation is January 25, 2017.

Based on the successful consent solicitation, Koppers Inc. and Wells Fargo Bank, National Association, as trustee, have executed a supplemental indenture that will eliminate, effective as of the initial settlement date of the tender offer and consent solicitation, substantially all of the covenants and certain events of default and related provisions applicable to the Senior Notes.

Koppers Inc. will make a cash payment of $1,017.90 per $1,000 principal amount of Senior Notes, which includes a consent payment of $30.00 per $1,000 principal amount of Senior Notes, plus accrued and unpaid interest from the most recent interest payment date on the Senior Notes up to, but not including, the initial settlement date, to the holders of Senior Notes who tendered prior to the Consent Date.

The Tender Offer will expire at 11:59 p.m., New York City time, on February 2, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Date”), with final settlement expected to occur on the following business day after the Expiration Date.

Remaining holders who validly tender their Senior Notes after the Consent Date and before the Expiration Date will be eligible to receive $987.90 per $1,000 principal amount of Senior Notes, plus accrued and unpaid interest from the most recent interest payment date on the Senior Notes up to, but not including, the final settlement date. Any extension, termination or amendment of the Tender Offer will be followed as promptly as practicable by a public announcement thereof.

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Senior Notes due 2019

Persons with questions regarding the tender offer should contact the Dealer Manager and Solicitation Agent, Wells Fargo Securities, LLC, at (866) 309-6316 (toll free) or (704) 410-4760 (collect), or the Information Agent, D.F. King & Co., Inc. at 888-644-6071 (toll free) or 212-269-5550 (for banks and brokers only).

Pursuant to the indenture relating to the Senior Notes, Koppers Inc. is currently permitted to redeem any Senior Notes not tendered in the tender offer and consent solicitation at a redemption price of 101.313% of principal value, declining annually in ratable amounts until the redemption price is equivalent to the principal value on December 1, 2017. Koppers Inc. presently intends to redeem pursuant to the terms of the indenture governing the Senior Notes any Senior Notes that remain outstanding following consummation of the tender offer at a redemption price equal to $1,013.13 per $1,000 principal amount of Senior Notes.

The tender offer is subject to the satisfaction or waiver of certain conditions described in the offer to purchase and consent solicitation statement, including that Koppers Inc. shall have successfully completed one or more offerings of its debt securities with (x) terms acceptable to Koppers Inc. in its sole discretion, (y) net proceeds sufficient to pay the applicable consideration for the tendered Senior Notes, plus accrued and unpaid interest and all fees and expenses related to the tender offer and the consent solicitation, and the redemption price (including accrued but unpaid interest interest) for any Senior Notes not validly tendered pursuant to the tender offer and (z) settlement occurring on or prior to the initial settlement date of the tender offer and consent solicitation.

Persons with questions regarding the tender offer should contact the Dealer Manager and Solicitation Agent, Wells Fargo Securities, LLC, at (866) 309-6316 (toll free) or (704) 410-4760 (collect), or the Information Agent, D.F. King & Co., Inc. at 888-644-6071 (toll free) or 212-269-5550 (for banks and brokers only).

This news release is neither an offer to purchase nor a solicitation of an offer to sell any Senior Notes or any other securities, and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The tender offer and consent solicitation is being made only by, and pursuant to, the offer to purchase and consent solicitation statement and related letter of transmittal and consent, copies of which have been delivered to all holders of Koppers Inc.’s 7.875% Senior Notes due 2019, and under which Koppers Inc., subject to applicable law, may terminate, withdraw or amend the tender offer and consent solicitation. In addition, this news release does not constitute a notice of redemption of the Senior Notes under the optional redemption provisions of the indenture governing the Senior Notes. The tender offer and consent solicitation is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer and consent solicitation is required to be made by a licensed broker or dealer, it shall be deemed to be made on behalf of Koppers Inc. by the Dealer Manager and Solicitation Agent. None of Koppers Inc., the Dealer Manager and Solicitation Agent, the Information Agent or the Tender Agent makes any recommendation as to whether holders of Senior Notes should tender their Senior Notes pursuant to the tender offer or deliver consents pursuant to the consent solicitation.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds. Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries. Including our joint ventures, we serve our

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Senior Notes due 2019

customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Quynh McGuire at 412 227 2049.

Safe Harbor Statement

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other news releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.